PRESS RELEASE

                              FOR IMMEDIATE RELEASE
                              ---------------------

                                                  For More Information Contact:
                                                  Charles T. Black
                                                  (870) 836-6841



                              HCB BANCSHARES, INC.
             ANNOUNCES RECEIPT OF OTS APPROVAL OF SHARE ACQUISITION


     Camden, Arkansas, August 17, 2004, - HCB Bancshares, Inc., (Nasdaq: HCBB) (the "Company"), has received a copy of the approval order dated August 16, 2004 issued by the Office of Thrift Supervision approving the acquisition of the Company by Rock Bancshares, Inc. as contemplated by the Agreement of Acquisition dated as of January 13, 2004, between the Company and Rock Bancshares (the "Agreement.") The Agreement provides that all of the common stock of the Company will be acquired by Rock Bancshares in a share acquisition pursuant to Oklahoma law (the "Acquisition"), subject to the terms and conditions set forth in the Agreement. Management of the Company and Rock Bancshares have scheduled the closing of the Acquisition for August 26, 2004.

     This report contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements are subject to certain risks and uncertainties including changes in economic conditions in the Company's market area, changes in policies by regulatory agencies and competition. The Company wishes to caution readers not to place undue reliance on any such forward-looking statements, which reflect management's analysis only as the date made. The Company does not undertake any obligation to publicly revise these forward-looking statements to reflect events or circumstances that arise after the date of such statements.